AMENDMENT TO
LICENSE AGREEMENT

THIS AMENDMENT TO LICENSE AGREEMENT (the ***"Amendment"***) is entered into by and between **ADAMIS PHARMACEUTICALS CORPORATION**, a Delaware corporation (***"Adamis"***), located at 2658 Del Mar Heights Road, Suite 555, Del Mar, CA 92014, and **NEVAGEN LLC**, a Nevada corporation (***"Nevagen"***), c/o 1000 East William Street, Suite 204, Carson City, NV 89701, as of December 29, 2008 (the ***"Amendment Date"***).

WHEREAS, the parties entered into the License Agreement, dated as of July 28, 2006 (the ***"Agreement"***); capitalized terms used but not otherwise defined herein shall have the meanings provided in the Agreement; and

WHEREAS, the parties wish to amend the Agreement as set forth in this Amendment to modify the terms as set forth below.

NOW, THEREFORE, the parties agree as follows:

1. **Amendment of Section 5.1.2 of the Agreement.** Section 5.1.2 of the Agreement is hereby amended and restated in its entirety as follows: *[Note that changes to this section are marked below.]*

> "**5.1.2.** ADAMIS shall expend a minimum of $1 million in directly-related research, development, or application fees with respect to the Products in each thirty-six (36) ~~eighteen (18)~~ month period following execution of this Agreement, until the product is approved by the FDA or commercialization efforts are abandoned."

2. **Amendment of Section 5.2 of the Agreement.** Section 5.2 of the Agreement is hereby amended and restated in its entirety as follows: *[Note that changes to this section are marked below.]*

> **"5.2. IND Filing.** ADAMIS (itself or through its sublicensee) will use reasonable efforts to file an investigational new drug application ("IND") with respect to at least one (1) Product with the FDA or comparable regulatory agency in any jurisdiction within the Territory other than the United States ("Regulatory Agency") within thirty-six (36) ~~eighteen (18)~~ months from the date of this Agreement ("Initial Filing Period").
>
> 5.2.1. If, for any reason, ADAMIS (itself or through its sublicensee) has not filed an IND with respect to at least one (1) Product with the applicable Regulatory Agency within thirty-six (36) ~~eighteen (18)~~ months from the date of this Agreement, but ADAMIS can show to NEVAGEN's reasonable satisfaction that it anticipates it will be able to make the filing in the next six (6) months, ADAMIS will be entitled to an additional six (6) month period ("First Cure Period") to cure its failure to file the IND within the prescribed period.

5.2.2. If, for any reason, ADAMIS (itself or through its sublicensee) has not filed an IND with respect to at least one (1) Product with the applicable Regulatory Agency by the expiration of the First Cure Period, then upon payment by ADAMIS to NEVAGEN of US$100,000, ADAMIS will be entitled to a second additional six (6) month period ("Second Cure Period") to cure its failure to file the IND within the First Cure Period.

5.2.3. If, for any reason, ADAMIS (itself or through its sublicensee) has not filed an IND with respect to at least one (1) Product with the applicable Regulatory Agency by the expiration of the Initial Filing Period or, if permitted, by the expiration of the First Cure Period and either (a) fails to file an IND with respect to at least one (1) Product with the applicable Regulatory Agency by the expiration of the Second Cure Period, or (b) does not choose to purchase the right to continue through the Second Cure Period, or (c) does not meet the minimum development expenditure required under Section 5.1.2, then NEVAGEN will be entitled to terminate this Agreement in accordance with the provisions of Section 11.

5.2.4. All disputes arising under this Section will be subject to arbitration according to Article 14, and NEVAGEN may not terminate this Agreement pursuant to this provision unless and until the arbitration is resolved in a manner that permits NEVAGEN to do so."

3. Entire Agreement. The Agreement, as amended by this Amendment, embodies the entire understanding of the parties and shall supersede all previous communications, representations and understandings, whether oral, written or otherwise, between the parties relating to the subject matter hereof. Except as specifically amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

4. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding its conflicts of laws principles.

5. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the Amendment Date.

ADAMIS PHARMACEUTICALS CORPORATION	**NEVAGEN LLC**
By: ______________________	By: ______________________
Name: David J. Marguglio	Name: ______________________
Title: Vice President	Title: ______________________
Date: December 29, 2008	Date: December 29, 2008

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the Amendment Date.

ADAMIS PHARMACEUTICALS CORPORATION

By:________________________

Name: David J. Marguglio

Title: Vice President

Date: December 29, 2008

NEVAGEN LLC

By: [signature]

Name: MAURIZIO ZANETTI

Title: MANAGER

Date: December 29, 2008

SIGNATURE PAGE TO AMENDMENT
TO LICENSE AGREEMENT

615460 v1/SD